Exhibit 99.1

Stanley Black & Decker Reports 2Q 2019 Results

New Britain, Connecticut, July 23, 2019 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2019 financial results.

•	2Q’19 Revenues Totaled $3.8 Billion, Up 3% Versus Prior Year, Driven By Organic Growth And Acquisitions

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Operating Margin Rate Was 13.8%; Excluding Charges, Operating Margin Rate Expanded 60 Basis Points Versus Prior Year To 14.8% As Price Actions And Cost Control More Than Offset $110 Million Of Tariff, Commodity And Currency Headwinds

•	2Q’19 Diluted GAAP EPS Was $2.37; Excluding Charges, 2Q’19 Diluted EPS Was $2.66

•	Reiterating Full Year Diluted GAAP EPS Guidance Range of $7.50 - $7.70, Adjusted EPS Guidance Range Of $8.50 - $8.70 And Free Cash Flow Conversion Estimate Of Approximately 85% - 90%

2Q’19 Key Points:

•	Net sales for the quarter were $3.8 billion, up 3% versus prior year, as positive contributions from acquisitions (+3%), price (+2%) and volume (+1%) more than offset currency (-3%).

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The gross margin rate for the quarter was 34.6%. Excluding charges, rate for the quarter was 34.8%, down 80 basis points versus prior year as volume leverage, productivity and price were more than offset by commodity inflation, foreign exchange and tariffs.

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SG&A expenses were 20.8% of sales. Excluding charges, SG&A expenses were 20.1% of sales compared to 21.4% in 2Q’18, reflecting continued disciplined cost management, including savings from the 4Q’18 cost reduction program.

•	Other, net totaled $62.2 million for the quarter. Excluding charges, Other, net totaled $57.7 million compared to $32.2 million in 2Q’18 due to a favorable resolution of a prior claim in 2018.

Exhibit 99.1

•	The tax rate was 12.8%. Excluding charges, the tax rate was 11.6% versus 7.0% in 2Q’18.

•	Average diluted shares outstanding for the quarter were 150.4 million versus 152.5 million a year ago, primarily reflecting share repurchases executed during 2018.

•	Working capital turns for the quarter were 6.7, up 0.1 turns versus prior year.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “We achieved a strong second quarter financial performance which included above-market organic growth led by Tools & Storage, 60 basis points of operating margin rate expansion, and earnings per share growth, while successfully overcoming $110 million in external pre-tax margin headwinds.

“We are well-positioned to continue to deliver share gains from our growth catalysts, including the ongoing Craftsman brand rollout, Lenox and Irwin revenue synergies, our breakthrough innovations - including FlexVolt, Atomic and Xtreme - e-commerce and emerging markets. The organization is also focused on margin expansion as we control costs, execute pricing actions and capture the $300 - $500 million three-year savings associated with the margin resiliency initiative.

“Our seasoned management team is operating with agility and leveraging our SFS 2.0 operating system to successfully navigate a dynamic operating environment, and pursue our vision: to become known as one of the world’s leading innovators, deliver top-quartile financial performance and elevate our commitment to corporate social responsibility.”

2Q’19 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,626	$440.0	$7.5	$447.5	16.8%	17.0%

Industrial	$650	$95.1	$11.3	$106.4	14.6%	16.4%

Security	$485	$38.0	$16.3	$54.3	7.8%	11.2%
1 See Merger And Acquisition (M&A) Related And Other Charges On Page 5

Exhibit 99.1

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Tools & Storage net sales increased 2% versus 2Q’18 as volume (+3%) and price (+2%) were partially offset by currency (-3%). The 5% organic growth for the quarter was led by North America (+7%) and Europe (+5%), more than offsetting a decline in emerging markets (-2%). North America organic growth was driven by the rollout of the Craftsman brand, new product innovation, including the continued expansion of the DEWALT cordless power tool system, and price realization which was partially offset by a modest decline in industrial-focused businesses. Europe delivered share gains supported by continued successful commercial actions and new product introductions. Emerging markets realized the benefits from price, new product launches and e-commerce expansion, which was more than offset by a three-point impact from market contractions in Argentina, Mexico and Turkey. The Tools & Storage segment profit rate, excluding charges, was 17.0%, an 80 basis point expansion from the 2Q’18 rate of 16.2%, as the benefits from volume leverage, pricing and cost control offset the impact from currency, commodity inflation and tariffs.

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Industrial net sales increased 13% versus 2Q’18 as the IES Attachments acquisition (+18%) was partially offset by volume (-3%) and currency (-2%). Engineered Fastening organic revenues were down 4% as automotive and industrial market declines were partially offset by continued fastener penetration gains. Infrastructure organic revenues were up 2% primarily due to stronger onshore pipeline project and inspection activity in Oil & Gas, partially offset by lower Hydraulic Tools volumes which were impacted by a difficult scrap steel market. The Industrial segment profit rate, excluding charges, was 16.4%, down from the 2Q’18 rate of 16.8%, as productivity gains and cost control were more than offset by the impact from lower Engineered Fastening volume and commodity inflation.

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Security net sales declined 3% versus 2Q’18 as bolt-on commercial electronic security acquisitions (+2%) and price (+1%) were more than offset by currency (-3%), lower volume (-2%) and the Sargent & Greenleaf divestiture (-1%). North America organic growth was flat as higher volumes within healthcare were offset by lower automatic doors installations. Europe was down 2% organically as growth within France was offset by adverse market conditions in Sweden and the UK. The overall Security segment profit rate, excluding charges, was 11.2%, which was up 120 basis points versus the prior year, as a focus on cost containment was partially offset by investments to support the business transformation in commercial electronic security.

Exhibit 99.1

Donald Allan Jr., Executive Vice President and CFO, commented, “Security continued to demonstrate forward progress on its business transformation, delivering operating margin rate and dollar expansion for the third consecutive quarter with an intense focus on operational efficiency and cost control.  We are encouraged by some early signs that point to the value creation potential of our targeted commercial investments in electronic security and we expect they will begin to positively impact organic growth in the second half of 2019 and beyond.”

Updated 2019 Outlook

Management is reiterating its 2019 EPS outlook of $7.50 - $7.70 on a GAAP basis and $8.50 - $8.70 on an adjusted basis and its free cash flow conversion estimate of approximately 85% - 90%.

The following reflects the key assumption changes to the Company's prior EPS outlook:

•	An incremental $50 million in external headwinds primarily due to the increase of ‘List 3’ China tariffs to 25% net of somewhat lower commodity inflation expectations

•	A modestly reduced expectation for organic volume growth which reflects a slower market outlook for industrial & emerging markets due to global macro conditions

•	Offsetting these impacts are incremental pricing actions, benefits from the margin resiliency initiatives and the strong operational out-performance during the second quarter

Allan continued, “Stanley Black & Decker’s outlook for 2019 includes above-market organic growth of 4%, adjusted earnings per share growth of 4% - 7% and strong free cash flow generation against an anticipated $390 million in external headwinds. The organization is focused on delivering earnings growth and margin expansion in 2019 and beyond by successfully leveraging our continued strong organic growth, pricing actions, $250 million cost reduction program and margin resiliency initiative to successfully navigate a dynamic operating environment.

“We believe the Company is well-positioned for sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

The difference between 2019 GAAP and Adjusted EPS guidance is $1.00, consisting of acquisition-related and other charges. These forecasted charges primarily relate to deal and integration costs, restructuring, Security business transformation and margin enhancement initiatives, and inventory step-up amortization.

Exhibit 99.1

Merger And Acquisition (“M&A”) Related And Other Charges

Total pre-tax M&A related and other charges in 2Q’19 were $32.9 million, primarily related to restructuring, deal and integration costs, as well as Security business transformation & margin enhancement initiatives. Gross margin included $10.7 million of these charges while SG&A included $26.6 million. Other, net and Restructuring included $4.5 million and $8.3 million of these charges, respectively. M&A related and other charges in 2Q’19 also included a pre-tax gain of $17.2 million related to the sale of Sargent & Greenleaf.

Share of net earnings of equity method investment included $10.2 million of charges related to an inventory step-up fair value adjustment.

The Company will host a conference call with investors today, July 23, 2019, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call and an accompanying slide presentation will be available through a live webcast on the "Investors" section of Stanley Black & Decker's website, www.stanleyblackanddecker.com under the subheading "News & Events." The event can also be accessed by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297. Please use the conference identification number 2568494. A replay will also be available two hours after the call and can be accessed on the “Investors” section of Stanley Black & Decker’s website, or at (855) 859-2056 / +1 (404) 537-3406 using the passcode 2568494. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 to 15, is considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the M&A related and other charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections or guidance of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include, among other, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although the Company believes that the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in the Company's filings with the Securities and Exchange Commission.

Important factors that could cause the Company's actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in its forward-looking statements include, among others, the following: (i) successfully developing, marketing and achieving sales from new products and services and the continued acceptance of current products and services; (ii) macroeconomic factors, including global and regional business conditions (such as Brexit), commodity prices, inflation, and currency exchange rates; (iii) laws, regulations and governmental policies affecting the Company's activities in the countries where it does business, including those related to tariffs, taxation, and trade controls, including section 301 tariffs and section 232 steel and aluminum tariffs; (iv) the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; (v) realizing the anticipated benefits of mergers, acquisitions, joint ventures, strategic alliances or divestitures; (vi) pricing pressure and other changes within competitive markets; (vii) availability and price of raw materials, component parts, freight, energy, labor and sourced finished goods; (viii) the impact the tightened credit markets may have on the Company or its customers or suppliers; (ix) the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; (x) the Company's ability to identify and effectively execute productivity improvements and cost reductions; (xi) potential business and distribution disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (xii) the continued consolidation of customers, particularly in consumer channels; (xiii) managing franchisee relationships; (xiv) the impact of poor weather conditions; (xv) maintaining or improving production rates in the Company's manufacturing facilities, responding to significant changes in product demand and fulfilling demand for new and existing products; (xvi) changes in the competitive landscape in the Company's markets; (xvii) the Company's non-U.S. operations, including sales to non-U.S. customers; (xviii) the impact from demand changes within world-wide markets associated with homebuilding and remodeling; (xix) potential adverse developments in new or pending litigation and/or government investigations; (xx) changes in the Company's ability to obtain debt on commercially reasonable terms and at competitive rates; (xxi) substantial pension and other postretirement benefit obligations; (xxii) potential environmental liabilities; (xxiii) work stoppages or other labor disruptions; and (xxiv) changes in accounting estimates.

Additional factors that could cause actual results to differ materially from forward-looking statements are set forth in the Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q, including under the heading “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Consolidated Financial Statements and the related Notes.

Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents attached that are incorporated by reference speak only as of the date of those documents. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.